UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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TIMIOS NATIONAL CORPORATION
(Name of Registrant As Specified In Its Charter)
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Timios National Corporation

4601 Fairfax Drive, Suite 1200

Arlington, VA 22203

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF STOCKHOLDERS

November [    ], 2012

Dear Timios National Corporation Stockholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Timios National Corporation, a Delaware corporation (the “Company”), to holders of record of the Company’s (i) common stock, $0.001 par value per share (the “Common Stock”), and (ii) Series J Convertible Preferred Stock, $0.01 par value per share (“Series J Preferred”) (all of the holders of the capital stock of the Company, collectively, the “Stockholders”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our Stockholders that, on October 12, 2012, holders of at least (i) a majority of the outstanding capital stock of the Company entitled to vote on the Timios National Corporation 2012 Employee, Director and Consultant Equity Incentive Plan (the “Equity Incentive Plan”), which is comprised of the Common Stock and Series J Preferred, voting as a single class with the Common Stock on an as-converted basis, and (ii) the percentage of shares of the then outstanding Series J Preferred Stock equal to the sum of the percentage of the then outstanding shares of Series J Preferred Stock held by YA Global Investments, L.P., rounded down to the nearest whole percentage point, plus 2%, voting as a separate class, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) to authorize and approve our Equity Incentive Plan, pursuant to which the Company will reserve for issuance thereunder 15% of the Company’s outstanding Common Stock, or 1,617,820 shares. A copy of the Equity Incentive Plan is attached as Annex A to this Information Statement.

The approval of the Equity Incentive Plan will not become effective until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”).

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first mailed to you on or about November [    ], 2012. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE EQUITY INCENTIVE PLAN. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

By Order of the Board of Directors

C. Thomas McMillen
Chairman and Chief Executive Officer

Arlington, VA

November [    ], 2012

ANNEX A:                                  Form of Timios National Corporation 2012 Employee, Director and Consultant Equity Incentive Plan

Timios National Corporation

4601 Fairfax Drive, Suite 1200

Arlington, VA 22203

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

Timios National Corporation (the “Company”) is a Delaware corporation with principal executive offices located at 4601 Fairfax Drive, Suite 1200, Arlington, VA 22203. Our telephone number is (703) 528-7073. On August 27, 2012, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved our 2012 Employee, Director and Consultant Equity Incentive Plan (the “Equity Incentive Plan”), pursuant to which the Company will reserve for issuance thereunder 15% of the Company’s outstanding Common Stock, or 1,617,820 shares, and recommended that the Company’s stockholders approve the Equity Incentive Plan. This Information Statement is being sent to holders of record of the Company’s Common Stock and Series J Convertible Preferred Stock, $0.01 par value per share (“Series J Preferred,” and all of the holders of the capital stock of the Company, collectively, the “Stockholders”), as of October 12, 2012 (the “Record Date”), by the Board to notify them about actions that the holders of at least (i) a majority of the outstanding capital stock of the Company entitled to vote on the Equity Incentive Plan, which is comprised of the Common Stock and the Series J Preferred, voting as a single class with the Common Stock on an as-converted basis, and (ii) the percentage of shares of the then outstanding Series J Preferred Stock equal to the sum of the percentage of the then outstanding shares of Series J Preferred Stock held by YA Global Investments, L.P. (“YA”), rounded down to the nearest whole percentage point, plus 2% (as adjusted from time to time, the “Series J Approval Threshold”), voting as a single class (collectively, the “Required Vote”), have taken by written consent, in lieu of a special meeting of the Stockholders. The Required Vote was obtained on October 12, 2012 in accordance with the relevant sections of the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation and our By-laws (the “Charter”).

We are not asking you for a proxy and you are requested not to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about November [    ], 2012, to the holders of record on the Record Date of our outstanding shares. The matters that are subject to approval of the Stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

i

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE EQUITY INCENTIVE PLAN. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS ACTION.

ii

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

ACTION TAKEN BY OUR STOCKHOLDERS BY WRITTEN CONSENT

General

On August 27, 2012, after careful consideration, the members of the Company’s Board unanimously deemed advisable and approved the Equity Incentive Plan, and determined that such matter is in the best interests of the Stockholders.

Under the DGCL, stockholders holding at least a majority of the shares of capital stock of a company who are entitled to vote must approve the Equity Incentive Plan.  In addition, under our Certificate of Incorporation, as amended from time to time, Certificate of Designations, Preferences, and Rights of Series J Preferred Stock and our By-laws (collectively, the “Charter”), the holders of the Series J Preferred are entitled to vote with the holders of the Common Stock, as a single class on an as-converted basis.  The holders of the Series J Preferred are also entitled to vote, as a separate class, and the approval of the number of holders equal to the Series J Threshold is necessary to authorize and approve the Equity Incentive Plan.

Our authorized capital stock consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Each share of Series J Preferred is convertible into approximately 3.288 shares of Common Stock.  The holders of Common Stock and Series J Preferred are entitled to one vote for each share of Common Stock, on an as-converted basis, on the approval of the Equity Incentive Plan. The holders of shares of Series J Preferred are entitled to one vote for each share of Series J Preferred on matters submitted to a vote of the Series J Preferred; provided, however, that the vote of YA, as a holder of Series J Preferred and Common Stock, may not exceed 9.99% of the Company’s Common Stock, on an as-converted basis, that is being voted.

On October 12, 2012, there were 2,270,528 shares of Common Stock issued and outstanding and 2,589,143 shares of Series J Preferred outstanding. On October 12, 2012, Stockholders holding (i) an aggregate of 10,784,077 shares of Common Stock and Series J Preferred, or approximately 99% of the outstanding Common Stock, on an as-converted basis, in each case entitled to vote, executed and delivered a written consent that approved the Equity Incentive Plan; and (ii) 2,589,143 shares of Series J Preferred, or 100% of the Series J Preferred, executed and delivered a written consent that approved the Equity Incentive Plan.

Effective Date

The approval of the Equity Incentive Plan will be effective following the 20th calendar day after this Information Statement is first mailed to our Stockholders.

Dissenters’ Rights

Stockholders of the Company do not have the statutory right to dissent and obtain an appraisal of their shares under the DGCL in connection with the Equity Incentive Plan, and the Company will not independently provide its Stockholders with any such right.

NOTICE ITEM 4

APPROVAL OF THE COMPANY’S

2012 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

General

Our 2012 Employee, Director and Consultant Equity Incentive Plan, or the Equity Incentive Plan, was approved by our Board on August 27, 2012 and by our Stockholders on October 12, 2012.  The Company has reserved a total of 15% of our outstanding Common Stock, or 1,617,820 shares of our Common Stock for issuance under the Equity Incentive Plan.  By its terms, the Equity Incentive Plan may be amended by the Board, provided that any amendment which the Board determines requires stockholder approval is subject to receiving such stockholder approval.

The Equity Incentive Plan has been approved by the Stockholders in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Code, and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our Plan by complying with Rule 162(m) of the Code.

Generally, shares of Common Stock reserved for awards under the Equity Incentive Plan that lapse or are canceled will be added back to the share reserve available for future awards.  However, shares of Common Stock tendered in payment for an award or shares of Common Stock withheld for taxes will not be available again for grant.  The Equity Incentive Plan provides that no participant may receive awards for more than 97,000 shares of Common Stock in any fiscal year.

Our Board, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future.  The Equity Incentive Plan will maintain and enhance the key policies and practices adopted by our management and Board to align employee and stockholder interests.  In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel.  We believe that the adoption of the Equity Incentive Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

We currently have no other equity incentive plan in effect. On August 29, 2005, the Board adopted a stock option plan, or the 2005 Plan, under which the Company reserved 7,200,000 shares of Common Stock (prior to our reverse stock split) for issuance, none of which were issued or outstanding at December 31, 2011.  The 2005 Plan was terminated on May 9, 2012.  On July 30, 2008, the Board adopted another stock option plan, or the 2008 Plan, under which the Company reserved 75,000,000 shares of Common Stock (prior to our reverse stock split) for issuance, none of which were issued or outstanding at December 31, 2011.  The 2008 Plan was terminated on May 9, 2012.

The following is a brief summary of the Equity Incentive Plan. This summary is qualified in its entirety by reference to the text of the Equity Incentive Plan, a copy of which is attached as Annex A to this Information Statement.

Material Features of our Equity Incentive Plan

Eligibility.  The Equity Incentive Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success.  The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The Equity Incentive Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan.  As of October 12, 2012, there were 121 individuals eligible to participate.

Stock Options.  Stock options granted under the Equity Incentive Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements.  Incentive Stock Options may be granted to employees of the Company and its affiliates.  Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates.  The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant.  If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock.  Restricted stock is Common Stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions.  If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.  For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards.  The Equity Incentive Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards.

Plan Administration.  In accordance with the terms of our Equity Incentive Plan, our Board has authorized our Compensation Committee to administer the Equity Incentive Plan. The Compensation Committee may delegate part of its authority and powers under our Equity Incentive Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the Equity Incentive Plan, our Compensation Committee determines the terms of awards, including:

•                  which employees, directors and consultants will be granted awards;

•                  the number of shares subject to each award;

•                  the vesting provisions of each award;

•                  the termination or cancellation provisions applicable to awards; and

•                  all other terms and conditions upon which each award may be granted in accordance with the Equity Incentive Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Equity Incentive Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

Stock Dividends and Stock Splits.  If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of our Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions.  Upon a merger or other reorganization event, our Board, may, in its sole discretion, take any one or more of the following actions pursuant to our Equity Incentive Plan, as to some or all outstanding awards:

•                  provide that all outstanding options shall be assumed or substituted by the successor corporation;

•                  upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•                  in the event of a merger pursuant to which holders of our Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•                  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Amendment and Termination.  Our Equity Incentive Plan may be amended by our stockholders. It may also be amended by our Board, provided that any amendment approved by our Board which is of a scope that requires stockholder approval as required for any reason is subject to obtaining such stockholder approval. Our Plan expires on August 27, 2022.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Equity Incentive Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Equity Incentive Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income.  Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under our Equity Incentive Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received.  Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance.  We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.  With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier.  A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax.  The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares.  We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:

The grantee recognizes no income until the issuance of the shares.  At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received.  We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

The amounts of future grants under the Equity Incentive Plan are not determinable as awards under the Equity Incentive Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Equity Incentive Plan or the amount or types of any such awards.

On October 12, 2012, the closing market price per share of our Common Stock was $0.75, as reported by the Over-the-Counter Bulletin Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the last two fiscal years ended June 30, 2011and 2010, and the Transition Period to (1) our Chief Executive Officer, (2) our Executive Vice President of Finance and Chief Financial Officer, and (3) our next most highly compensated executive officer, other than our Chief Executive Officer and our Executive Vice President of Finance and Chief Financial Officer, who earned more than $100,000 during the Transition Period. The table excludes for all periods the executive officers who were employed by the Company’s subsidiaries, Safety & Ecology Holdings Corporation (“Safety”) or Nexus Technology Group, Inc., which subsidiaries were sold during 2011.

Name and Principal Position	Year	Salary	Bonus(1)	Options Awards(2)	Non- Equity Incentive Plan Compensation(3)	Non-qualified Deferred Compensation Earnings	All Other Compensation(4)		Total

C. Thomas McMillen,	2011*	$175,000	$726,665	—	$20,000	—	$12,392	(5)	$934,057
Chairman of the Board, Chief Executive Officer and President	2011	$304,167	$300,000	—	$20,000	—	$23,090	(5)	$647,257
	2010	$300,000	—	$678,356	—	—	$20,122	(5)	$999,478

Michael T. Brigante	2011*	$125,000	$149,463	—	$14,000	—	$1,616		$290,079
Executive Vice President of	2011	$229,375	$200,000	—	$20,000	—	$720		$450,095
Finance and Chief Financial	2010	$222,500	—	$118,712	—	—	—		$341,212
Officer

Trevor Stoffer	2011*	$125,000	$15,520	—	—	—	$513		$141,033
President and Chief Executive Officer of Timios, Inc.	2011	—	—	—	—	—	—		—
	2010	—	—	—	—	—	—		—

*Transition period: July 1, 2011 — December 31, 2011

(1)  The amounts reflected during the Transition Period for each named individual are accrued. In the case of Messrs. McMillen and Brigante, the accrued bonus represents the contractual amounts included in each individual’s employment agreement based on a change of control within the Company, defined as the sale of Safety. (See “Potential Payments Upon Termination or Change-In-Control” and “Certain Relationships” and “Related Party Transactions” elsewhere in this report.) In the case of Mr. Stoffer, the accrued bonus reflects the achievement of specific milestones specified in his employment agreement.

(2)  These amounts represent the dollar amount recognized for financial statement reporting purposes for the fair value of option awards with respect to the fiscal years ended June 30, 2010 and 2011 in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our consolidated financial statements included elsewhere in this transition report.

(3)  Reflects Company contributions to a 401(k) plan.

(4)  Reflects Company-paid health, life and disability insurance.

(5)  Includes $6,000 (Transition Period) and $12,000 of car allowance for fiscal years 2011 and 2010.

Narrative Disclosure to Summary Compensation Table

C. Thomas McMillen Employment Agreement.  On August 29, 2005, the Company and Mr. McMillen entered into an employment agreement pursuant to which Mr. McMillen agreed to serve as the Company’s Chief Executive Officer and President for a term of two years, such agreement being renewable by mutual agreement of the Company and Mr. McMillen. Mr. McMillen’s initial annual salary under this agreement was $120,000 with the possibility of a performance bonus. Pursuant to this agreement, Mr. McMillen was also awarded options to acquire a total of 5,800,000 shares of common stock, as described below in more detail. Mr. McMillen also received a sign-on bonus of $125,000.

Effective September 1, 2007, the Company and Mr. McMillen agreed to a two-year extension of his employment agreement. Under the terms of the extension, Mr. McMillen’s annual salary was increased to $200,000 with the possibility of a performance bonus. Additionally, the base salary would be increased by $20,000, or pro rata, for every $10,000,000 of equity the Company sells during the term of the employment agreement (except for any equity securities (i) issued to employees or consultants as compensation, (ii) issued in acquisition or merger or (iii) purchased by employees, consultants or directors upon the exercise or conversion of any Company stock option or other security issued for compensatory purposes).

In connection with the successful completion of the Safety acquisition, Mr. McMillen’s base salary was increased to $300,000 effective March 1, 2008 and, on July 30, 2008, he was granted options to purchase 50,000,000 shares of common stock, as described below in more detail, without any changes to the remaining terms of his employment agreement as then in effect.

On September 1, 2009, Mr. McMillen’s employment agreement was automatically extended for a one-year period without any changes to the terms of the agreement then in effect.  On September 1, 2010, Mr. McMillen’s employment agreement was again automatically extended for a one-year period without any change to the terms of the agreement as then in effect.

On June 15, 2011, the Company entered into a new employment agreement with Mr. McMillen (the “McMillen Agreement”). The McMillen Agreement has an initial term of one year, and is automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice is given by either the Company or Mr. McMillen prior to the commencement of the next renewal term. The McMillen Agreement also provides that Mr. McMillen will continue to serve as Chairman of the Board of Directors of the Company so long as he is with the Company, with no additional compensation, subject to any required approvals.

The McMillen Agreement provides for an annual base salary of $350,000, effective June 1, 2011, and an annual discretionary bonus of up to 100% of Mr. McMillen’s base salary based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board, in consultation with Mr. McMillen. In addition, Mr. McMillen was eligible for, and received, a one-time special bonus in an amount equal to $726,665 on the earlier of (i) December 31, 2011, and (ii) change of control of the Company (as such term is defined in the McMillen Agreement). The special bonus was reduced by the amount of principal and interest owed by Mr. McMillen, as a result of his stepping in as guarantor of the obligations of Secure America Acquisition Holdings LLC (“Secure”) pursuant to that certain promissory note, dated June 1, 2007, by and between the Company and Secure, which is now in default (the “Note”). The Company is also obligated to waive all events of default and amend the maturity date under the Note to the earlier of (i) December 31, 2011, (ii) a change of control of the Company, and (ii) the termination date of McMillen Agreement. In addition, Mr. McMillen agreed to forfeit his pre-existing option to purchase 55,800,000 of the Company’s shares of common stock under the 2005 Plan and 2008 Plan.

The McMillen Agreement also provides for a monthly automobile allowance in an amount equal to $1,000, a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Code, other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorneys’ fees actually incurred by Mr. McMillen in connection with the review of his employment agreement of up to an amount equal to $10,000.

On July 5, 2012, the McMillen Agreement was amended to extend its term until June 30, 2014.  Previously, the agreement was for one year terms and was automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice is given by either the Company or Mr. McMillen prior to the commencement of the next renewal term.  After June 30, 2014, the agreement will again be automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice is given by either the Company or Mr. McMillen prior to the commencement of the next renewal term.  No other provisions of the agreement were amended.

Michael T. Brigante Employment Agreement.  On May 10, 2007, the Company and Mr. Brigante entered into an employment agreement pursuant to which Mr. Brigante agreed to serve as the Company’s Chief Financial Officer for a term of three years, such agreement being renewable by mutual agreement of the Company and Mr. Brigante. Mr. Brigante’s initial annual salary under this agreement was $190,000 with the possibility of a performance bonus. Pursuant to this agreement, Mr. Brigante was awarded options to acquire a total of 519,210 shares of common stock, as described in more detail below. Mr. Brigante also received a sign-on bonus of $5,000.

In connection with the successful completion of the Safety acquisition, Mr. Brigante’s base salary was increased to $217,500 effective March 1, 2008 and, on July 30, 2008, he was granted options to purchase 8,750,000 shares of common stock, as described in more detail below, without any changes to the remaining terms of his employment agreement as then in effect.

On February 1, 2010, Mr. Brigante’s base salary was increased to $227,500 effective January 1, 2010. The increase was in connection with Mr. Brigante’s continued service as Chief Executive Officer of NTG.  No other terms in his employment agreement were changed as then in effect.

On May 10, 2010, Mr. Brigante’s employment agreement was automatically extended for a one-year period without any changes to the terms of the agreement as then in effect.

On June 15, 2011, the Company entered into a new employment agreement with Mr. Brigante (the “Brigante Agreement”). The Brigante Agreement has an initial term of one year and is automatically renewable for additional consecutive one year terms, unless at least ninety days written notice is given by either the Company or Mr. Brigante prior to the commencement of the next renewal term.

The Brigante Agreement provides for an annual base salary of $250,000, effective June 1, 2011, and an annual discretionary bonus of up to 50% of Mr. Brigante’s base salary based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board of Directors, in consultation with Messrs. McMillen and Brigante. In addition, Mr. Brigante was eligible, and received, for a one-time special bonus in an amount equal to $124,462.66 on the earlier of (i) December 31, 2011, and (ii) change of control of the Company (as such term is defined in the Brigante

Agreement).  Mr. Brigante has agreed to forfeit his pre-existing option to purchase 9,500,000 of the Company’s shares of common stock under the 2005 Plan and 2008 Plan.

The Brigante Agreement also provides for a monthly automobile allowance in an amount equal to $500 (provided that Mr. Brigante does not use a vehicle provided by the Company), a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Code, use of the Company’s corporate apartment in Arlington, Virginia, and if the Company no longer maintains the apartment, a monthly housing allowance up to the amount that the Company paid to maintain the corporate apartment, other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorneys’ fees actually incurred by Mr. Brigante in connection with the review of his employment agreement of up to an amount equal to $10,000.

On July 5, 2012, the Brigante Agreement was amended to extend its term until June 30, 2014.  Previously, the agreement was for one year terms and was automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice is given by either the Company or Mr. Brigante prior to the commencement of the next renewal term.  After June 30, 2014, the agreement will again be automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice is given by either the Company or Mr. Brigante prior to the commencement of the next renewal term.  No other provisions of the agreement were amended.

Trevor Stoffer Employment Agreement. On May 27, 2011, Timios and Mr. Stoffer entered into an employment agreement pursuant to which Mr. Stoffer agreed to serve as Timios’ Chief Executive Officer and President for a term of three years, such agreement being renewable by mutual agreement of Timios and Mr. Stoffer. The Employment Agreement became effective on July 29, 2011 upon the closing of the acquisition of Timios by the Company. Mr. Stoffer’s initial salary under this agreement is $250,000 annually, with the possibility of a performance bonus.  On October 2, 2012, Mr. Stoffer was also appointed as a director of the Company by the Board.

The employment agreement also provides for other benefits similar to other senior executives of the Company including actual and reasonable out-of-pocket expenses.

The 2005 Stock Option Plan.  On August 29, 2005, the Board adopted a stock option plan, or the 2005 Plan, under which the Company reserved 7,200,000 shares of common stock for issuance. Participants eligible under the 2005 Plan are officers and key employees. There were no options issued and outstanding under the 2005 Plan at December 31, 2011.  The 2005 Plan was terminated on May 9, 2012.

The 2008 Stock Option Plan.  On July 30, 2008, the Board adopted a stock option plan, or the 2008 Plan, under which the Company reserved 75,000,000 shares of common stock for issuance. Participants eligible under the 2008 Plan are officers, key employees and directors. There were no options issued and outstanding under the 2008 Plan at December 31, 2011.  The 2008 Plan was terminated on May 9, 2012.

Messrs. McMillen and Brigante forfeited 5,800,000 and 750,000 options in the 2005 Plan, respectively, in connection with signing their employment agreements on June 15, 2011. Mr. McMillen and Mr. Brigante forfeited 50,000,000 and 8,750,000 options in the 2008 Plan, respectively, in connection with signing their employment agreements on June 15, 2011. Mr. Griffin, our former director, forfeited 5,000,000 options in the 2008 Plan upon his resignation as a Director on May 27, 2011. Mr. McNeill, our former director, forfeited 5,000,000 options in the 2008 plan and 720,000 options not under an existing plan upon his resignation as director on December 31, 2011. Mr. Kaplan, our director, forfeited 5,000,000 options in the 2008 plan and 720,000 options not under an existing plan effective December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2011, the Company did not have any outstanding equity awards, including non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

Nonqualified Deferred Compensation

The Company does not have any non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change-In-Control

We have entered into agreements that require us to make payments and/or provide benefits to certain of our executive officers in the event of a termination of employment or change-in-control.

The following summarizes the potential payments to each named executive officer with whom we have entered into such an agreement, assuming that one of the events identified below occurs.

C. Thomas McMillen

On June 15, 2011, the Company and Mr. McMillen entered into an employment agreement. The agreement is terminable by the Company for cause or upon ninety days prior written notice without cause and by Mr. McMillen for good reason (as such terms are defined in the agreement) or upon ninety days prior written notice without good reason. If the Company terminates Mr. McMillen without cause or Mr. McMillen terminates his employment for good reason during the term of employment, then the Company will pay Mr. McMillen: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, (ii) the base salary that the Mr. McMillen would have received had he remained employed through the expiration date of his agreement, (iii) a pro-rated bonus, if any, (iv) the special bonus described above and the bonus from the prior year, if unpaid, (v) health and/or dental insurance coverage pursuant to COBRA until the date that is one year following the termination date or until Mr. McMillen is eligible for comparable coverage with a subsequent employer, whichever occurs first, and (vi) any accrued, but unpaid compensation prior to the termination. If the Company terminates Mr. McMillen without cause or Mr. McMillen terminates his employment for good reason following the expiration date, then the Company will pay Mr. McMillen: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, and (ii) any accrued, but unpaid compensation prior to the termination.

The agreement is terminable by the company for cause or upon ninety days prior written notice without cause and by Mr. McMillen for good reason (as such terms are defined in the agreement) or upon ninety days prior written notice without good reason.  If the Company terminates Mr. McMillen without cause or Mr. McMillen terminates his employment for good reason during the term of employment, then Company will pay Mr. McMillen: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, (ii) the base salary that the that Mr. McMillen would have received had he remained employed through the expiration date of his agreement, (iii) a pro rated bonus, if any, (iv) the special bonus and the bonus from the prior year, if unpaid, (v) health and/or dental insurance coverage pursuant to COBRA until the date that is one year following the termination date or until Mr. McMillen is eligible for comparable coverage with a subsequent employer, whichever occurs first, and (vi) any accrued, but unpaid compensation prior to the termination.  If the Company terminates Mr. McMillen without cause or Mr. Millen terminates his employment for good reason following the expiration date, then the Company will pay Mr. McMillen: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, and (ii) any accrued, but unpaid compensation prior to the termination.

In addition, Mr. McMillen was eligible for a one-time special bonus in an amount equal to $726,665 on the earlier of (i) December 31, 2011, and (ii) change of control of the Company (as such term is defined in the agreement). The Company accrued this amount on October 31, 2011, upon the sale of Safety. On January 15, 2012, the special bonus was reduced by $459,214, the amount of principal and interest owed by Mr. McMillen as a result of his stepping in as guarantor of the obligations of Secure pursuant to that certain promissory note, dated June 1, 2007, by and between the Company and Secure, which was in default at December 31, 2011.  As of the date of this report, the Company has $81,726 accrued for the remainder of Mr. McMillen’s special bonus.

Michael T. Brigante

On June 15, 2011, the Company and Mr. Brigante entered into an employment agreement. The agreement is terminable by the Company for cause or upon ninety days prior written notice without cause and by Mr. Brigante for good reason (as such terms are defined in the agreement) or upon ninety days prior written notice without good reason. If the Company terminates Mr. Brigante without cause or Mr. Brigante terminates his employment for good reason during the term of employment, then the Company will pay Mr. Brigante: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, (ii) the base salary that the Mr. Brigante would have received had he remained employed through the expiration date of his agreement, (iii) a pro-rated bonus, if any, (iv) the special bonus and the bonus from the prior year, if unpaid, (v) health and/or dental insurance coverage pursuant to COBRA until the date that is one year following the termination date or until Mr. Brigante is eligible for comparable coverage with a subsequent employer, whichever occurs first, and (vi) any accrued, but unpaid compensation prior to the termination. If the Company terminates Mr. Brigante without cause or Mr. Brigante terminates his employment for good reason following the expiration date, then the Company will pay Mr. Brigante: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, and (ii) any accrued, but unpaid compensation prior to the termination.

In addition, Mr. Brigante was eligible for a one-time special bonus in an amount equal to $124,463 on the earlier of (i) December 31, 2011, and (ii) change of control of the Company (as such term is defined in the agreement). The Company accrued this amount on October 31, 2011, upon the sale of Safety. As of the date of this report, the Company has $14,231 accrued for the remainder of Mr. Brigante’s special bonus.

The following table outlines the potential payments that would be made to Messrs. McMillen and Brigante, assuming separation from the Company on December 31, 2011, without cause or for good reason, as such terms are defined in their employment agreements, prior to the extension of their agreements in July 2012 and assuming the terms of their agreements had been extended as of such date:

Payments and Benefits	Involuntary Termination without cause (prior to extension)	By Executive for Good Reason (prior to extension)	Involuntary Termination without cause (assuming extension)	By Executive for Good Reason (assuming extension)
C. Thomas McMillen
Base Salary(1)	$350,000	$350,000	$1,225,000	$1,225,000
Annual Bonus(2)	$350,000	$350,000	$350,000	$350,000
Accrued Special Bonus(3)	$267,451	$267,451	$267,451	$267,451
Other Benefits(4)	$9,600	$9,600	$9,600	$9,600
Michael T. Brigante
Base Salary(1)	$250,000	$250,000	$875,000	$875,000
Annual Bonus(2)	$125,000	$125,000	$125,000	$125,000
Accrued Special Bonus(3)	$124,463	$124,463	$124,463	$124,463
Other Benefits(4)	$9,600	$9,600	$9,600	$9,600

(1) Amount reflects base salary for one year and remaining term of agreement.

(2) Amount reflects maximum annual bonus payment for one year, which could be a lesser amount based on pro-rata mount of current year’s bonus if termination occurs prior to the year end.

(3) Amount reflects remaining accrued special bonus after the reduction of $459,214, which amount represents the accrued principal and interest under a note in favor of the Company that Mr. McMillen had guaranteed. Not reflected are a payment of $90,000 in the case of Mr. McMillen and the payment of $90,000 in the case of Mr. Brigante, which both took place in 2012.

(4) Represents health benefits payable by the Company for one year.

Director Compensation

The following table shows the total compensation paid or accrued during the Transition Period ended December 31, 2011, to each of our non-employee directors:

Name	Fees Earned or Paid in Cash	Total
Philip A. McNeill(1)	$47,500	$47,500
Zev E. Kaplan	$22,000	$22,000

(1) Mr. McNeill resigned on December 31, 2011.

Each non-employee director of the Company is entitled to receive a quarterly fee for his service as a director. Each director of the Company will be reimbursed for reasonable expenses incurred in connection with their service on the Board of Directors.

The following table reflects the fee paid to each director per quarter during the Transition Period ended December 31, 2011:

Director	Fees Received Per Quarter During Transition Period
Philip A. McNeill(1)	$11,250
Zev E. Kaplan	$11,000

(1) Mr. McNeill resigned on December 31, 2011.

In addition to the quarterly payment of fees listed above, Mr. McNeill received a $25,000 director’s fee adjustment upon his resignation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of October 12, 2012 for (a) our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of each class of our shares of Common Stock, relying solely upon the amounts and percentages disclosed in their public filings.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual or group within 60 days of October 12, 2012 pursuant to the exercise or conversion of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Percentage of ownership is based on 2,270,528 shares of Common Stock issued and outstanding as of October 12, 2012.

The address for each of the directors and named executive officers is c/o Timios National Corporation., 4601 Fairfax Road, Suite 1200, Arlington, Virginia 22203. Addresses of other beneficial owners are noted in the table.

	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Owned

Directors and Executive Officers

C. Thomas McMillen(2)	1,476,280	13.69%

Michael T. Brigante(3)	471,216	4.37%

Zev E. Kaplan(4)	78,290	*

Trevor Stoffer(5)	1,169,906	10.85%

Executive officers and directors as a group (3 persons)(6)	3,195,692	29.63%

5% or more stockholders

YA Global Investments, L.P. 101 Hudson Street Jersey City, NJ 07302(7)	671,347	9.99%

* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 12, 2012.

(2) Includes 47,690 shares of Series J Preferred, which are convertible into 156,814 shares of Common Stock.

(3) Includes 9,548 shares of Series J Preferred, which are convertible into 31,394 shares of Common Stock.

(4) This represents 23,810 shares of Series J Preferred, which are convertible into 78,290 shares of Common Stock.

(5) Includes 303,809 shares of Series J Preferred, which are convertible into 998,975 shares of Common Stock.

(6) See footnotes (2) through (5).

(7) Based solely on the Company’s internal records and information reported in a Schedule 13G/A filed with the Securities and Exchange Commission on May 26, 2010. YA Global Investments, L.P. (“YA”) does not own any shares of Common Stock. As the Investment Manager of YA, Yorkville Advisors, LLC (“Yorkville”) may be deemed to beneficially own the same amount of shares of Common Stock beneficially owned by YA. As the president of Yorkville, the investment manager to YA, and as portfolio manager to YA, Mark Angelo (“Angelo”) may be deemed to beneficially own the same amount of shares of Common Stock beneficially owned by YA Global. Angelo directly owns 13 shares of Common Stock. YA may be deemed to beneficially own the 13 shares of Common Stock beneficially owned by Angelo, as he is the president of Yorkville and the investment manager to YA and the portfolio manager to YA.  Yorkville may be deemed to beneficially own the 13 shares of Common Stock beneficially owned by Angelo, as he is the president of Yorkville. YA is the owner of 98,438 shares of Common Stock and 2,013,810 shares of Series J Preferred, or 6,621,755 shares of Common Stock on an as-converted basis but which have a cap that prevents each such security from being converted if such conversion would cause the aggregate number of shares of Common Stock beneficially owned by YA and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock of the Company following conversion of such security.  In addition, the cap pertaining to the Series J Preferred limits YA’s entitlement to 9.99% of the outstanding shares of Common Stock of the Company on an as-converted basis for purposes of any corporate vote. Except for the 13 shares of Common Stock beneficially owned by Angelo, YA and Yorkville disclaim beneficial ownership of these securities except to the extent of his or its pecuniary interest.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Timios National Corporation, Attention: Secretary, 4601 Fairfax Road, Suite 1200, Arlington, VA 22203, or call (703) 528-7073, to request:

•                  a separate copy of this Information Statement;

•                  a separate copy of Information Statements in the future; or

•                  delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the SEC. Accordingly, we are required to file reports with the SEC including annual reports, quarterly reports, current reports and other reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC’s EDGAR system at http://www.sec.gov. We will provide without charge to each person who receives a copy of this Information Statement, upon written or oral request, a copy of any information that is incorporated by reference in this Information Statement. Requests should be directed to Timios National Corporation, Attention: Secretary at 4601 Fairfax Road, Suite 1200, Arlington, VA 22203, telephone number (703) 528-7073. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

ANNEX A

2012 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

TIMIOS NATIONAL CORPORATION

2012 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

1.                                      DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Timios National Corporation 2012 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan and pertaining to a Stock Right, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant.  The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Change of Control means the occurrence of any of the following events:

(i)                                    Ownership.  Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the

Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)                                Merger/Sale of Assets.  (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

(iii)                            Change in Board Composition.  A change in the composition of the Board of Directors following as a result of which less than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date this Plan is adopted by the Board of Directors, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(iv)                             “Change of Control” shall be interpreted, if applicable, in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences under Section 409A.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Timios National Corporation, a Delaware corporation.

Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

(1)                                 If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)                                 If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)                                 If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Timios National Corporation 2012 Employee, Director and Consultant Equity Incentive Plan.

Securities Act means the Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan.  The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.                                      PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate.  The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.                                      SHARES SUBJECT TO THE PLAN.

(a)                                 The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,617,820 (all of which may be issued as ISOs) or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b)                                 If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.  Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.  However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.                                      ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator.  Subject to the provisions of the Plan, the Administrator is authorized to:

(a)                                 Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)                                 Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c)                                  Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 97,000  Shares be granted to any Participant in any fiscal year.

(d)                                 Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e)                                  Amend any term or condition of any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that (i) such term or condition as amended is permitted by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f)                                   Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

(g)                                  Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under

Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs.  Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.  In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.                                      ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted.  Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right.  ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes.  Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate.  The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.                                      TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant.  The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.  The Option Agreements shall be subject to at least the following terms and conditions:

(a)                                 Non-Qualified Options:  Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)                                     Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)                                  Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)                               Option Periods:  Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

(iv)                              Option Conditions:  Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.                                    The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.                                    The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)                                 Term of Option:  Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)                                 ISOs:  Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)                                     Minimum standards:  The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (v) thereunder;

(ii)                                  Exercise Price:  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.                                    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.                                    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)                               Term of Option:  For Participants who own:

A.                                    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.                                    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)                              Limitation on Yearly Exercise:  The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.                                      TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)                                 Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b)                                 Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)                                  Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.                                      TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units.  The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant.  The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code.  Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.                                      EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement.  Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement.  Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator (after consideration of applicable securities, tax and accounting implications), by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or

(e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above or (g) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be).  In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.  The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10.                               PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator (after consideration of applicable securities, tax and accounting implications), by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement.  In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

11.                               RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

12.                               ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value.  Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO.  The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph.  Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.                               EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a)                                 A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b)                                 Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c)                                  The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d)                                 Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e)                                  A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(f)                                   Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

14.                               EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a)                                 All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b)                                 Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination.  If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.                               EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a)                                 A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)                                     To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and

(ii)                                  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b)                                 A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c)                                  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination).  If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.                               EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a)                                 In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)                                     To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)                                  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died.  The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b)                                 If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

17.                               EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

18.                               EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an Employee, director or Consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.                               EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a)                                 All Shares subject to any Stock Grant whether or not then subject to forfeiture or repurchase shall be immediately subject to repurchase by the Company at the lesser of Fair Market Value or the purchase price, thereof.

(b)                                 Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination.  If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

20.                               EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability:  to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled.  The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination).  If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.                               EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate:  to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died.  The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

22.                               PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a)                                 The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b)                                 At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

23.                               DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.                               ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

(a)                                 Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events.  The number of Shares subject to the limitations in Paragraph 3(a) shall also be proportionately adjusted upon the occurrence of such events.

(b)                                 Corporate Transactions.  If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof.  For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity.  In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 24(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c)                                  Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d)                                 Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs.  The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.

(e)                                  Modification of Options.  Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code.  If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option.  This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

25.                               ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights.  Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.                               FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.                               CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion.  At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan.  Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action.  The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.                               WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law).  For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise.  If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.  The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.                               NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO.  A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code.  If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.                               TERMINATION OF THE PLAN.

The Plan will terminate on the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company.  The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.  Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.                               AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company.  The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval.  Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her.  With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan.  In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.                               EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.                               GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.